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                                                                   Exhibit 23(j)



                          Independent Auditors' Consent


The Board of Trustees of
     HSBC Investor Funds:

We consent to use of our report dated December 16, 2002 for the HSBC Investor Funds incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


KPMG LLP

Columbus, Ohio
October 21, 2003